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                                   EX-99.B9(c)

                            ADMINISTRATION AGREEMENT

          Agreement made this ___ day of ____________, 1997, between Mason Street Funds, Inc., a Maryland corporation ("MSF"), consisting of nine series (collectively, the "Funds" and individually, a "Fund") and The Northwestern Mutual Life Insurance Company, a Wisconsin life insurance company (the "Administrator").

                              W I T N E S S E T H :

          WHEREAS, MSF is or will be registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940 (the "Act"); and

          WHEREAS, MSF desires to retain the Administrator to perform the following management-related services for each Fund and the Administrator desires to perform such services for each Fund.

          NOW, THEREFORE, MSF and the Administrator do mutually promise and agree as follows:

          1.   EMPLOYMENT.    MSF hereby employs the Administrator to be its
Administrator for the period and on the terms set forth in this Agreement. The Administrator hereby accepts such employment for the compensation herein provided and agrees during such period to render the services and to assume the obligations herein set forth.

          2.   AUTHORITY AND DUTIES OF THE ADMINISTRATOR.   The Administrator
shall perform the following management services for each Fund:
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          (a)  Prepare and maintain the books, accounts and other documents specified in Rule 31a-1 under the Act in accordance with the requirements of Rule 31a-1 and Rule 31a-2 under the Act;

          (b) Determine the Fund's net asset value in accordance with the provisions of MSF's Articles of Incorporation and its Registration Statement;

          (c)  Respond to stockholder inquiries forwarded to it by the Fund;

          (d) Prepare the financial statements contained in reports to stockholders of the Fund;

          (e) Prepare reports to and filings with the Securities and Exchange Commission and the state securities authorities ("Blue Sky" filings);

          (f) Furnish statistical and research data, clerical, accounting and bookkeeping services and stationery and office supplies;

          (g) Assure compliance by the Fund with all applicable laws, rules and regulations, including those of the Securities and Exchange Commission and the Internal Revenue Service, and assure compliance by the Fund with MSF's prospectus, Statement of Additional Information, Articles of Incorporation, By-Laws and other governing documents;

          (h) Maintain all necessary or appropriate tax records for the Fund and provide tax advice to the Fund;

          (i) Calculate historical performance returns for the Fund (including yield and total return);

          (j)  Calculate and arrange for the payment of shareholder dividends;

          (k) Arrange for the payment by the Fund of invoices for expenses of the Fund;

          (l)  Prepare and present reports to the Board of Directors of MSF;

          (m) Oversee all service providers to the Fund, including custodians, transfer agents and Fund accountants;

          (n)  Establish expense budgets and accruals for the Fund;

          (o) Provide necessary computations for the presentation of data in connection with financial information to be supplied to regulators, shareholders, directors, investment advisers and any industry publications;


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          (p)  Pay all costs and expenses of maintaining the offices of the
     Fund, wherever located;

          (q) Keep and maintain the Fund's financial accounts and records, and generally assist in all aspects of the Fund's operations to the extent agreed to by the Administrator and the Fund; and

          (r) Provide other legal and accounting services to the Fund, to the extent agreed to by the Administrator and the Fund.

          Notwithstanding the foregoing, accounting services (including calculation of net asset value per share) for one or more of the Funds may be provided by an entity other than the Administrator, in which case the Administrator's compensation shall be reduced as provided in section 4 hereof.

          The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent MSF in any way or otherwise be deemed an agent of MSF.

          3. EXPENSES. The Administrator, at its own expense and without reimbursement from MSF, shall furnish office space, and all necessary office facilities, equipment and personnel for performing the services required to be performed by it under this Agreement. The Administrator, in its capacity as Administrator, shall not be required to pay any expenses of MSF. The expenses of MSF's and the Funds' operations borne by MSF and the Funds include by way of illustration and not limitation: (i) expenses of maintaining MSF and continuing its existence, (ii) auditing and outside professional expenses, (iii) taxes and interest, (iv) governmental fees, including federal and state fees for registering shares of each Fund (v) expenses of


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issue, sale, repurchase and redemption of Fund shares, (vi)  the cost of printing its prospectuses under the federal securities laws and of distributing the same to existing shareholders, (vii) expenses of reports and notices to shareholders and of meetings of shareholders and proxy solicitations therefor
(viii) expenses of reports to governmental officers and commissions, (ix) insurance expenses, (x) association membership dues, (xi) fees, expenses and disbursements of custodians for all services to each Fund, (xii) expenses for servicing shareholder accounts, including transfer agent fees, (xiii) fees paid to pricing services for the pricing of Fund securities, (xiv) out-of-pocket corporate action and administration fees, (xv) fees paid for accounting services not provided by the Administrator, (xvi) fees paid under a license agreement for use of trademarks, (xvii) fees paid to the directors of MSF for their services to MSF, (xviii) broker's commissions and issue and transfer taxes chargeable to a Fund in connection with securities transactions to which the Fund is a party, (xix) organizational expenses of MSF, (xx) any direct charges to shareholders approved by the Directors of MSF who are not "interested persons" of MSF, and (xxi) such nonrecurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of MSF to indemnify its Directors and officers with respect thereto.

          4. COMPENSATION OF THE ADMINISTRATOR. For the services to be rendered by the Administrator hereunder, each Fund shall pay to the Administrator an administration fee, paid monthly, based on the daily net assets of the Fund, as determined by valuations made as of the close of each business day of the month. The administration fee shall be at an annual rate of 0.1% of such net assets, reduced by any


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fee charged to the Fund by another entity for fund accounting services.  For any month in which this Agreement is not in effect for the entire month, such fee shall be reduced proportionately on the basis of the number of calendar days during which it is in effect and the fee computed upon the daily net assets of the business days during which it is so in effect.

          5. OWNERSHIP OF SHARES OF THE FUND. Except in connection with the initial capitalization of each Fund, the Administrator shall not take an ownership position in the Funds, and shall not permit any of its shareholders, officers, directors or employees to take a long or short position in the shares of any Fund, except for the purchase of shares of a Fund for investment purposes.

          6. EXCLUSIVITY. The services of the Administrator to the Funds hereunder are not to be deemed exclusive and the Administrator shall be free to furnish similar services to others as long as the services hereunder are not impaired thereby.

          7. LIABILITY. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator, the Administrator shall not be subject to liability to MSF or to any shareholder of the Funds for any act or omission in the course of, or connected with, rendering services hereunder, or for any losses that may be sustained in the purchase, holding or sale of any security.

          8. AMENDMENTS. This Agreement may be amended by the mutual consent of the parties; provided, however, that in no event may it be amended without the approval of the board of directors of MSF.


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          9.   TERMINATION.   This Agreement may be terminated at any time,
without the payment of any penalty, by the board of directors of MSF, upon the giving of sixty (60) days' written notice to the Administrator. This Agreement may be terminated by the Administrator at any time upon the giving of sixty
(60) days' written notice to MSF. Subject to prior termination as hereinbefore provided, this Agreement shall continue in effect for one year after the date hereof and indefinitely thereafter, but only so long as the continuance after such one year period is specifically approved annually by the board of directors of MSF. Upon termination of this Agreement the Administrator shall deliver to MSF all books, accounts and other documents then maintained by it pursuant to
Section 2 hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day first above written.

                                   THE NORTHWESTERN MUTUAL
                                     LIFE INSURANCE COMPANY
                                   (the "Administrator")


By: _________________________      By: ___________________________
      Secretary                               President

                                   MASON STREET FUNDS, INC.
                                   ("MSF")


By:__________________________      By:_____________________________
     Secretary                          President



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